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                                                                   EXHIBIT 10.47

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                JONATHAN B. SHAW

This Amended and Restated Employment Agreement (the "Agreement") by and between F.Y.I. Incorporated, a Delaware corporation ("FYI" or the "Company") and Jonathan B. Shaw ("Employee") is hereby entered into and effective as of the date of January 26, 1999. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Imagent Acquisition Corp., FYI and Employee.

                                 R E C I T A L S

The following statements are true and correct:

As of the date of this Agreement, the Company is engaged primarily in the business of providing document management and information management services.

Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                               A G R E E M E N T S

         1.   Employment and Duties.

         (a) The Company hereby employs Employee as Business Segment Manager and officer of several subsidiaries. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Business Segment Manager and officer of several subsidiaries. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.



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         (b)  Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity (i) does not interfere with Employee's duties and responsibilities hereunder and (ii) does not violate paragraph 3 hereof. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Base Salary. The base salary payable to Employee shall be $165,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

         (b) Incentive Bonus Plan. For 1999 and subsequent years, it is the Company's intent to develop a written Incentive Bonus Plan setting forth the criteria under which Employee will be eligible to receive year-end bonus awards. Employee is eligible to participate in the Bonus Plan up to 50% of base pay.

         (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

              (i) Payment of all premiums for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, with benefits provided to Employee under this clause (1) to be at least equal to such benefits provided to FYI executives.

              (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

              (iii) Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro rated for any year in which Employee is employed for less than the full year).

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              (iv)  The Company shall provide Employee a $500 per month car allowance (determined on a pre-tax basis).

              (v) The Company shall reimburse Employee up to $200 per month for club dues actually incurred by Employee, provided that such club is used at least 50 percent of the time for business purposes.

              (vi) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time, which may include participation in FYI's 1995 Long-Term Incentive Compensation Plan.

         3.   Non-Competition Agreement.

         (a) Subject to Section 3(c), Employee will not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

              (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company, within 100 miles of (i) the principal executive offices of the Company or (ii) any place to which the Company provides products or services or in which the Company is in the process of initiating business operations during the term of this covenant (collectively, the "Territory");

              (ii) call upon any person who is, at that time, within the Territory, an employee of the Company (including the respective subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the respective subsidiaries thereof), provided that Employee shall be permitted to call upon and hire any member of his or her immediate family;

              (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

              (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the

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         Company (including the respective subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity, provided that the Employee shall not be charged with violating this section unless and until the Employee shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made for the purpose of acquiring such entity; or

              (v) disclose customers, whether in existence or proposed, of the Company (or the respective Subsidiaries thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by him by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of FYI; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this covenant, whether before or after the date of termination of the employment of Employee, subject to the following paragraph. For example, if, during the term of this Agreement, the Company engages in new and different activities, enters a new business or established new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefore, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this covenant.

              It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company, or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with

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a violation of this paragraph 3 if the Company shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

         4.   [Intentionally left blank.]

         5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for one (1) year (the "Initial Term"). This Agreement and Employee's employment may be terminated in any one of the followings ways:

              (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

              (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty
         (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this

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         Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten
         (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater.

              (c)   Good Cause. The Company may terminate the Agreement ten
         (10) days after written notice to Employee for good cause, which shall be: (1) Employee's material and irreparable breach of this Agreement;
         (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of the written notice) of any of Employee's material duties and responsibilities hereunder; (3) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

              (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Employee may only be terminated without cause by the Company during the Initial Term hereof if such termination is approved by at least sixty-six percent (66%) of the members of the Board of Directors of FYI. Should Employee terminate his employment for Good Reason, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater. Further, in the event any termination by the Employee for Good Reason, the period set forth in paragraph 3(a) during which the terms of paragraph 3 apply shall be reduced to one (1) year from the date of termination of employment.

              (e)   Change in Control of FYI. Refer to paragraph 12 below.

              (f) Termination by Employee for Good Reason. The Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after 15 days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this
         Agreement:

                    (i) the assignment to Employee of any duties materially and adversely inconsistent with the Employee's position as specified in paragraph 1 hereof (or such other position to which he may be promoted), including status,

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              offices, responsibilities or persons to whom the Employee
              reports as contemplated under paragraph 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

                    (ii) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by paragraphs 5(a), (b), (c) and (e); or

                    (iii) any other material breach of this Agreement by
              the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

In the event of any dispute with respect to the termination by the Employee for Good Reason, such dispute shall be resolved pursuant to the provisions of paragraph 16 below. In the event that it is determined that Good Reason did exist, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Should Employee terminate his employment for Good Reason, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater. Further, in the event any termination by the Employee for Good Reason, the period set forth in paragraph 3(a) during which the terms of paragraph 3 apply shall be reduced to one (1) year from the date of termination of employment.

              (g) Termination by Employee Without Cause. If Employee resigns or otherwise terminates his employment without Good Reason pursuant to paragraph 5(f), Employee shall receive no severance compensation.

Upon termination of this Agreement for any reason provided in clauses (a) through (g) above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 16. All other rights and obligations, the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 herein and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

         6. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, their representatives, vendors or customers which

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pertain to the business of the Company shall be and remain the property of the
Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         7. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         8. Trade Secrets. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

         9. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

         10. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the

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Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         11. Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         12.  Change in Control.

         (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

         (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be triple the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall not apply whatsoever.

         (c) In any Change in Control situation in which Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, Employee may nonetheless, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had terminated the Agreement without cause; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be 150% the amount calculated under

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the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall all apply for a period of one (1) year from the effective date of termination.

         (d) For purposes of applying paragraph 5 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of his vested options to purchase FYI Common Stock, including any options with accelerated vesting under the provisions of FYI's 1995 Long-Term Incentive Compensation Plan, such that he may convert the options to shares of FYI Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

         (e)  A "Change in Control" shall be deemed to have occurred if:

              (i) any person, other than the FYI or an employee benefit plan of FYI, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

              (ii) the individuals (A) who, as of the effective date of FYI's registration statement with respect to its initial public offering, constitute the Board of Directors of FYI (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of FYI and whose election, or nomination for election, to the Board of Directors of FYI was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of FYI and whose election, or nomination for election, to the Board of Directors of FYI was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of FYI;

              (iii) the stockholders of FYI shall approve a merger, consolidation, recapitalization, or reorganization of FYI, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of FYI immediately prior to the

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         transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

              (iv) the stockholders of FYI shall approve a plan of complete liquidation of FYI or an agreement for the sale or disposition by FYI of all or a substantial portion of FYI's assets (i.e., 50% or more of the total assets of FYI).

         (f) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee and detailed supporting calculations of an accounting firm selected by Employee used to determine such excise tax. If the Company's accounting firm shall disagree with such determination, the parties shall select an independent accounting firm to make a final determination. The costs of such independent accounting firm shall be shared equally by the parties.

         13. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         14. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To FYI:                 Locke Liddell & Sapp LLP
                                 2200 Ross Avenue, Suite 2200
                                 Dallas, Texas 75201-6776

                                 Attention:    Charles C. Reeder, Esq.


         With a copy to:         F.Y.I. Incorporated
                                 3232 McKinney Avenue, Suite 900
                                 Dallas, Texas 75204-7418


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



                                 Attention:    Margot T. Lebenberg
                                               Senior Vice President and
                                               General Counsel


         To Employee:            Jonathan B. Shaw
                                 25 Evan Way
                                 Pikesville, MD 21208


Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

         15. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

         17.  [Intentionally left blank.]

         18. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

         19.  Counterparts. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            EMPLOYEE:



                                            /s/ Jonathan B. Shaw
                                            -----------------------------------
                                                Jonathan B. Shaw

                                            F.Y.I. INCORPORATED



                                            By: /s/ Ed H. Bowman, Jr.
                                                -------------------------------
                                            Title: President and CEO